Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination. The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On September 15, 2025, Willow Lane (or “SPAC”), entered into the Business Combination Agreement, as amended on January 13, 2026, with (i) Pubco, (ii) SPAC Merger Sub, (iii) Company Merger Sub, (iv) Boost Run (or the “Company”), (v) George Peng, solely in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) for Willow Lane shareholders as of immediately prior to the Effective Time and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests) in accordance with the terms and conditions of the Business Combination Agreement, and (vi) Andrew Karos, solely in the capacity as the representative from and after the Effective Time for the Sellers as of immediately prior to the Effective Time (and their successors and assigns) in accordance with the terms and conditions of the Business Combination Agreement. On May 8, 2026, the Business Combination was consummated. Pursuant to the terms of the Business Combination Agreement, among other things:

●	Willow Lane Conversion

Prior to the Effective Time, the SPAC changed of the domicile of Willow Lane pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware (the “Conversion”). Upon consummation of the Conversion, all of the issued and outstanding securities of the SPAC remained outstanding and automatically converted into substantially identical securities of the SPAC as a Delaware corporation.

●	The SPAC Merger

SPAC Merger Sub merged with and into Willow Lane, with Willow Lane continuing as the surviving entity and as a result of which each issued and outstanding security of Willow Lane immediately prior to the effective time of the SPAC Merger was no longer outstanding and was automatically cancelled in exchange for which the security holders of Willow Lane received substantially equivalent securities of Pubco:

(a)	Willow Lane Public Units. At the Effective Time, each issued and outstanding Willow Lane Public Unit was automatically detached, and the holder was deemed to hold one Willow Lane Ordinary Share and one-half (1/2) of one Willow Lane Public Warrant.

(b)	Willow Lane Ordinary Share. At the Effective Time, each issued and outstanding Willow Lane Ordinary Shares was converted automatically into and thereafter represented the right to receive one share of Pubco Class A Common Stock; following which, all Willow Lane Ordinary Shares were ceased to be outstanding and automatically were cancelled and ceased to exist.

(c)	Willow Lane Warrants. At the Effective Time, each issued and outstanding Willow Lane Public Warrant was converted into one Pubco Public Warrant and each issued and outstanding Willow Lane Private Warrant was converted into one Pubco Private Warrant. At the Effective Time, Willow Lane Warrants ceased to be outstanding and were automatically cancelled and retired and ceased to exist. Each of the Pubco Public Warrants had, and was subject to, substantially the same terms and conditions set forth in Willow Lane Public Warrants, and each of the Pubco Private Warrants had, and was subject to, substantially the same terms and conditions set forth in Willow Lane Private Warrants, except that in each case they represented the right to acquire shares of Pubco Class A Common Stock in lieu of Willow Lane Ordinary Shares.

(d)	Treasury Stock. At the Effective Time, if there were any shares of capital stock of Willow Lane that were owned by Willow Lane as treasury shares or by any direct or indirect Subsidiary of Willow Lane, such shares were cancelled and extinguished without any conversion thereof or payment therefor.

●	The Company Merger

The Company Merger Sub merged with and into Boost Run, with Boost Run continuing as the surviving entity, and as a result of which each issued and outstanding security of Boost Run immediately prior to the effective time of the Company Merger was no longer outstanding and automatically was cancelled in exchange for which the security holders of Boost Run received shares of Pubco Common Stock:

(a) Company Interests. At the Effective Time, each Company Interest issued and outstanding immediately prior to the Effective Time was cancelled and ceased to exist in exchange for the right to receive (i) first, the Note (defined below) to the Seller holding the Class A Units, and then (ii) the merger consideration plus (iii) the percentage share of the Karos Earnout Shares. As of the Effective Time, each holder of Company Interests ceased to have any other rights with respect to the Company Interests.

(b) Treasury Interests. At the Effective Time, if there were any equity securities of the Company that were owned by the Company in treasury or any equity securities of the Company owned by any direct or indirect subsidiary of the Company immediately prior to the Effective Time, such equity interests (collectively, the “Excluded Interests”) were canceled and ceased to exist without any conversion thereof or payment therefor.

(c) Company Convertible Securities. Any outstanding Company Convertible Security, if not exercised or converted prior to the Effective Time, was cancelled, retired and terminated and ceased to represent a right to acquire, be exchanged for or convert into Company Interests.

(d) Company Merger Sub Interests. At the Effective Time, each membership interest of Company Merger Sub outstanding immediately prior to the Effective Time was converted into an equal number of membership interests of Company surviving subsidiary, with the same rights, powers and privileges as the membership interests so converted and constituted the only equity interests in Company surviving subsidiary.

(e) SPAC Merger Sub Stock. At the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time was converted into an equal number of shares of common stock of SPAC surviving subsidiary, with the same rights, powers and privileges as the shares so converted and constituted the only outstanding shares of capital stock of SPAC surviving subsidiary.

●	Effect of Mergers on Issued and Outstanding Securities of Pubco

At the Effective Time, all of the shares of Pubco issued and outstanding immediately prior to the Effective Time were canceled and extinguished without any conversion or payment.

●	The Aggregate Consideration

The aggregate consideration to be paid in connection with the Company Merger consisted of: (i) a number of newly issued shares of Pubco common stock equal to $441.5 million divided by $10.00, (ii) an installment note in the initial principal amount of $8.5 million to be issued to Andrew Karos, Chief Executive Officer of Boost Run (the “Note”), and (iii) the Earnout Shares payable to Andrew Karos.

●	Karos Earnout Shares

Mr. Karos has a contingent right to receive up to 7,875,000 Karos Earnout Shares, based on the performance of the Pubco Class A Common Stock (the “Share Price Targets”) during the three-year period after the Closing (the “Earnout Period”), in three equal tranches, subject to the following conditions:

(i)	one-third of the Karos Earnout Shares, if, within the Earnout Period, the VWAP of Pubco Class A Common Stock equals or exceeds $12.50 per share, subject to adjustments, for a period of at least 20 out of 30 consecutive trading days;

(ii)	one-third of the Karos Earnout Shares, if, within the Earnout Period, the VWAP of Pubco Class A Common Stock equals or exceeds $15.00 per share, subject to adjustments, for a period of at least 20 out of 30 consecutive trading days; and

(iii)	the remaining one-third of the Karos Earnout Shares, if, within the Earnout Period, the VWAP of Pubco Class A Common Stock equals or exceeds $17.50 per share, subject to adjustments, for a period of at least 20 out of 30 consecutive trading days.

●	Sponsor and SVP Earnout Shares

The Sponsor, Pubco and the SPV entered into an Earnout Agreement, dated as of September 15, 2025 and amended on January 13, 2026, providing that the Sponsor may earn up to 1,125,000 Sponsor Earnout Shares and the SPV may earn up to 1,968,750 SPV Earnout Shares (or 3,093,750 shares in total) based on the performance of Pubco Class A Common Stock during the three-year period beginning on and following the Closing, as follows: in the event that the VWAP of Pubco Class A Common Stock equals or exceeds the prices set forth below for any 20 trading days within any consecutive 30 trading days during the specified earnout period, the Sponsor and the SPV shall be entitled to receive the following amounts of such shares: (i) $12.50 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; (ii) $15.00 per share – 375,000 such shares for the Sponsor and 656,250 for the SPV; and (iii) $17.50 per share –375,000 such shares for the Sponsor and 656,250 for the SPV.

Management has concluded that Karos Earnout Shares and Sponsor and SVP Earnout Shares, together “earnout shares” are equity-classified in accordance with ASC 815, Derivatives and Hedging as the arrangements are considered free-standing, indexed to Pubco’s own stock, and meet the remaining equity-classification criteria. The earnout shares are reflected within Additional paid-in capital in the unaudited pro forma financial information. As the earnout shares represent consideration transferred in a reverse recapitalization, the value of these earnout shares is recorded as a reduction to Additional paid-in capital, thus the net impact of these transactions to Additional paid-in capital is $0.

●	Weil Consulting Agreement

Pursuant to the Weil Consulting Agreement, dated January 13, 2026, Pubco has agreed to engage B. Luke Weil, Chairman and Chief Executive Officer of Willow Lane, to provide advice as needed with respect to business strategy and corporate governance and to use his reasonable efforts to introduce Pubco to clients and investors, commencing on the first business day following the day of the Closing and agreed to grant in three equal tranches totaling 336,000 shares of Pubco Class A Common Stock, subject to vesting provided that Pubco’s VWAP meets or exceeds $12.00, $14.50 and $17.00, respectively, for 30 out of 45 days during the earnout period following the date of the Closing (collectively, the “Deferred Shares Arrangement”). The Deferred Shares Arrangement pursuant to the Weil Consulting Agreement has been accounted for as equity under ASC 718, Compensation – Stock Compensation.

●	Craig-Hallum Letter Agreement

On January 13, 2026, Willow Lane, Boost Run and Craig-Hallum entered into a letter agreement, pursuant to which, Craig-Hallum has agreed to reduce its Deferred Underwriting Commission by $500,000, in exchange for the Right of Participation in any Pubco Subsequent Financing after the Closing where a bank or agent is paid commissions or fees. The Right of Participation will last for 12 months after the Closing, and Craig-Hallum will be offered no less than 10% economics of the commissions or fees paid to banks or agents in the Pubco Subsequent Financings, and will expire at the earlier of (i) 12 months from the Closing and (ii) receipt by Craig-Hallum of at least $250,000 in net fees or commissions as part of the Pubco Subsequent Financings.

●	February 2026 Bridge Loan

On February 27, 2026, the Company entered into a First Amendment and Waiver to its August 2025 Bridge Loan Agreement (the “Amended August 2025 Bridge Loan Agreement”), providing $11,000 in additional term loans, from which the Company received $10,000 in net proceeds, reflecting a $1,000 original issue discount. The amendment increased the aggregate commitment to $16,000 and permits up to $9,000 of additional discretionary borrowings (the “February 2026 Bridge Loans”). The February 2026 Bridge Loans bear no stated interest, and the original issue discount will be amortized to the repayment amount under the effective interest method. The amendment also includes a continued reimbursement of lender expenses, preserves existing mandatory prepayment and make-whole provisions, and includes a waiver of certain existing defaults. The February 2026 Bridge Loans and all other Bridge Loans were fully paid in cash upon the Closing.

The table below presents the exchange of Boost Run Class A Units, Class B Units and Class C Units for Pubco Class A Common Stock and Class B Common Stock that has occurred upon the Closing:

	Boost Run Units outstanding as of December 31, 2025 and immediately prior to Closing	Estimated shares of Pubco Common Stock issued to Boost Run Unit Holders upon Closing
Class A Units	8,500	Class B (1)	29,533,018
Class B Units	4,149	Class A	14,241,982
Class C Units	128	Class A	375,000
	12,777		44,150,000

(1)	In connection with the Company Merger, Pubco issued Note in amount of $8.5 million to Mr. Karos. The Note was fully paid in cash by Pubco upon the Closing.

●	Willow Lane Redeemable Class A Ordinary Shares

On April 29, 2026, Willow Lane issued a press release announcing that, as of the deadline for holders of redeemable Class A Ordinary Shares of Willow Lane to request redemption of such Willow Lane public shares in connection with the anticipated consummation of the proposed business combination between Willow Lane and Boost Run, Willow Lane has received no redemption requests.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared based on Willow Lane’s and Boost Run’s historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives pro forma effect to the Business Combination as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of December 31, 2025 are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

Pubco was incorporated on September 5, 2025 and is deemed as a surviving entity for the sole purpose of effectuating the Business Combination. Upon closing of the SPAC Merger, SPAC Merger Sub merged with and into Willow Lane, with Willow Lane remaining as the surviving wholly owned subsidiary of Pubco. Upon closing of the Company Merger, Company Merger Sub merged with and into Boost Run, with Boost Run remaining as the surviving wholly owned subsidiary of Pubco.

Pubco is presented as a separate column in the unaudited pro forma condensed combined balance sheet as of December 31, 2025 and unaudited pro forma condensed combined statement of operations for the period from September 5, 2025 (inception) through December 31, 2025 solely for illustrative purposes, to demonstrate that its results were not inadvertently excluded. Pubco had no revenue and only incurred minimal general and administrative expenses during the period from September 5, 2025 through December 31, 2025. As a result, its inclusion had no impact on the pro forma net loss per share for the year ended December 31, 2025.

The pro forma financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical audited financial statements of Willow Lane as of and for the year ended December 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus;

●	the historical audited consolidated financial statements of Boost Run as of and for the year ended December 31, 2025 and the related notes included elsewhere in this proxy statement/prospectus;

●

the historical audited consolidated financial statements of Boost Run Inc., as of December 31, 2025 and for the period from September 5, 2025 through December 31, 2025, and the related notes included elsewhere in this proxy statement/prospectus;

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Willow Lane,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Boost Run,” and the other financial information relating to Willow Lane and Boost Run included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2025

(in thousands)

	Historical
	Boost Run Inc.	Willow Lane	Boost Run	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet

Assets
Current assets
Cash	$-	$323	$9,747	$132,584	3(b)	$114,678
				10,000	3(a)
				(11,000)	3(s)
				(1,400)	3(r)
				(22)	3(c)
				(4,086)	3(f)
				(225)	3(i)
				(3,103)	3(k)
				(85)	3(l)
				(8,500)	3(m)
				(5,000)	3(s)
				(1,430)	3(s)
				(380)	3(n)
				(2,745)	3(h)
Reimbursement receivable	-	10	-			10
Accounts receivable	-	-	2,607			2,607
Deferred transaction costs	-	-	1,002	(1,002)	3(k)	-
Prepaid expenses, current	-	122	6,187	(122)	3(g)	7,587
				1,400	3(r)
Other current assets	-	-	131	(26)	3(t)	105
Total current assets	-	455	19,674	104,858		124,987
Long Term prepaid insurance	-	-	-	-	3(g)	-
Investments in Trust Account	-	132,584	-	(132,584)	3(b)	-
Operating lease right-of-use assets	-	-	8,828			8,828
Finance lease right-of-use assets	-	-	33,774			33,774
Equipment, net	-	-	14,866			14,866
Intangible assets	-	-	16			16
Capitalized software	-	-	276			276
Total assets	$-	$133,039	$77,434	$(27,726)		$182,747

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities
Accounts payable	$-	$-	$6,405	$(216)	3(k)	$6,189
Credit card payable	-	-	222			222
Operating lease liability, current	-	-	4,388			4,388
Finance lease liabilities, current	-	-	12,721			12,721
Accrued expenses and other current liabilities	25	923	16,661	(22)	3(c)	16,220
				250	3(d)
				(716)	3(k)
				(901)	3(h)
Debt, current	-	-	242	10,000	3(a)	-
				(242)	3(s)
				(10,000)	3(s)
Related party payable	26	-	-	(26)	3(t)	-
Total current liabilities	51	923	40,639	(1,873)		39,740
Operating lease liability, non-current	-	-	4,971			4,971
Finance lease liabilities, non-current	-	-	17,664			17,664
Related party loan, non-current			1,430	(1,430)	3(s)	-
Debt, non-current	-	-	4,594	(4,594)	3(s)	-
Deferred underwriting fee payable	-	4,428	-	(500)	3(d)	-
				158	3(e)
				(4,086)	3(f)
Total liabilities	51	5,351	69,298	(12,325)		62,375

WLAC Ordinary Shares, subject to possible redemption	-	132,584	-	(132,584)	3(j)	-

Shareholders’ Equity (Deficit):
Willow Lane Preference shares	-	-		-	3(j)	-
Willow Lane Class A Ordinary Shares	-	-		-	3(j)	-
Willow Lane Class B Ordinary Shares	-	-		-	3(j)	-
Members’ interests			11,182	(11,182)	3(m)	-

Pubco Class A Common Stock				2	3(j)	3
				1	3(m)
Pubco Class B Common Stock				3	3(m)	3
Additional paid-in capital	-	-	13,993	132,582	3(j)	142,519
				(4,409)	3(m)
				(3,173)	3(k)
				-	3(o)
				250	3(d)
				(158)	3(e)
				248	3(q)
				3,186	3(p)
Accumulated deficit	(51)	(4,896)	(17,039)	(1,844)	3(h)	(22,153)
				(122)	3(g)
				(225)	3(i)
				(380)	3(n)
				(248)	3(q)
				(85)	3(l)
				(3,186)	3(p)
				(164)	3(s)
				(1,000)	3(s)
				7,087	3(m)
Total shareholders’ equity (deficit)	(51)	(4,896)	8,136	117,183		120,372
Total liabilities and shareholders’ equity (deficit)	$-	$133,039	$77,434	$(27,726)		$182,747

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share data)

	Historical
	For the period from September 5, 2025 (Inception) through December 31, 2025	Year ended December 31, 2025	Year ended December 31, 2025	Transaction Accounting		Pro Forma Statement
	Boost Run Inc.	Willow Lane	Boost Run	Adjustments	Notes	of Operations
Revenue	$-	$-	$26,887	$-		$26,887
Operating costs and expenses:
Cost of revenue (excluding depreciation and amortization)	-	-	3,891			3,891
Selling, general and administrative (excluding depreciation and amortization)	51	2,018	18,269	1,844	4(b)	27,527
				122	4(c)
				225	4(d)
				85	4(f)
				248	4(j)
				(120)	4(e)
				1,400	4(k)
				380	4(g)
				3,005	4(h)
Depreciation and amortization	-	-	10,536			10,536
Colocation lease cost	-	-	5,244			5,244
Total operating costs and expenses	51	2,018	37,940	7,189		47,198
Loss from operations	(51)	(2,018)	(11,053)	(7,189)		(20,311)
Other income (expense):
Gain on sale	-	-	(195)			(195)
Interest expense	-	-	(2,013)	267	4(i)	(1,746)
Loss in fair value of digital asset receivable	-		(70)			(70)
Loss in change in fair value of liability-classified warrants	-		(2,992)			(2,992)
Other income, net	-	-	49			49
Interest earned on cash in the bank account	-	36		(36)	4(a)	-
Interest earned on Investments in Trust Account	-	5,420	-	(5,420)	4(a)	-
Total other income (expense), net	-	5,456	(5,221)	(5,189)		(4,954)
Net income (loss)	$(51)	$3,438	$(16,274)	$(12,378)	4(l)	$(25,265	) 4(m)

Weighted average shares outstanding of Class A Ordinary Shares		12,650,000
Basic and diluted net income per share, Class A Ordinary Shares		$0.20
Weighted average shares outstanding of Class B Ordinary Shares		4,628,674
Basic and diluted net income per share, Class B Ordinary Shares		$0.20

Net loss attributable to Class A unit holders - basic & dilutive			$(16,274)
Weighted average units outstanding - Class A - basic & dilutive			8,500
Net loss per unit - Class A - basic & dilutive			$(1,914.59)

Weighted average shares outstanding, Pubco Class A Common Stock - basic and diluted	1					31,895,656
Net loss per share attributable to Pubco Class A Common Stock - basic and dilutive	$(51,450.00)					$(0.41)
Weighted average shares outstanding, Pubco Class B Ordinary Share - basic and dilutive						29,533,018
Net loss per share attributable to Pubco Class B Common Stock - basic and dilutive						$(0.41)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Pubco upon consummation of the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that both Willow Lane and Boost Run believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both Willow Lane and Boost Run believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The following table summarizes the pro forma number of shares of Pubco common stock outstanding following the consummation of the Business Combination, excluding the potential dilutive effect of 6,325,000 outstanding Pubco Public Warrants and 5,145,722 Pubco Private Warrants. The Pubco Public Warrants and Pubco Private Warrants became exercisable upon completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon their redemption or liquidation.

	Pro Forma Combined Share Ownership
	Shares	%

Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	8%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	21%
Pubco Class B Common Stock issued to Boost Run Unit Holders	29,533,018	48%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	23%
Total Shares of PubCo Common Stock	61,428,674	100%

The following table summarizes the combined voting power of Pubco following the consummation of the Business Combination, excluding the potential dilutive effect of 6,325,000 outstanding Pubco Public Warrants and 5,145,722 Pubco Private Warrants. The Pubco Public Warrants and Pubco Private Warrants became exercisable upon completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon their redemption or liquidation.

	Pro Forma Combined Share Ownership
	Votes	%

Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	1%
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	4%
Pubco Class B Common Stock issued to Boost Run Unit Holders	295,330,176	91%
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	4%
Total votes determined based on the outstanding shares of PubCo Common Stock.	327,225,832	100%

2. Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, although Willow Lane acquired all of the outstanding equity interests of Boost Run in the Business Combination, Willow Lane was treated as the “acquired” company and Boost Run was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Boost Run issuing stock for net assets of Willow Lane, accompanied by a recapitalization. The net assets of Willow Lane and Boost Run were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the completion of the Business Combination, the results of operations are those of Boost Run.

Boost Run has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Under all redemption scenarios, legacy Boost Run stockholders has a majority of the voting interest in Pubco, with 95% of the voting power depending on the redemption scenario.

●	Boost Run appointed a majority of the directors to Pubco Board;

●	Boost Run’s operations comprise the ongoing operations of Pubco; and

●	Boost Run’s existing senior management comprises all of the senior management of Pubco.

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

a)	To reflect the issuance of the February 2026 Bridge Loan of $11.0 million in additional term loans net of debt discount of $1.0 million, from which Boost Run received $10.0 million in net proceeds. The February 2026 Bridge Loan was fully paid in cash upon the Closing. See Note 3(s).

b)

To reflect the release of the marketable securities held in the Trust Account to cash as no Public Shareholders exercised their right to have their Willow Lane Public Shares redeemed for their pro rata share of the Trust Account.

c)	To reflect the cash payment of accrued expenses of Willow Lane, which was paid upon the Closing.

d)	To reflect the $0.5 million reduction in the deferred underwriting fee payable pursuant to the letter agreement, under which Craig-Hallum agreed to reduce its deferred underwriting fee in exchange for a Right of Participation in any Pubco Subsequent Financings after Closing. The reduction was recorded as a decrease to deferred underwriting fee payable and a corresponding increase to additional paid-in capital. In addition, a $0.3 million current liability was recognized to be paid to Craig-Hallum, recorded as an increase to accrued expenses and other current liabilities and a corresponding decrease to additional paid-in capital.

e)	To reflect the $0.2 million increase in deferred underwriting fees payable to Craig-Hallum, as agreed between Willow Lane and Craig-Hallum, with a corresponding decrease to additional paid-in capital.

f)	To reflect the payment of Willow Lane’s deferred underwriting commission of $4.1 million, net of a $0.5 million reduction pursuant to the January 13, 2026 letter agreement described in Note 3(d), and inclusive of an additional $0.2 million payment described in Note 3(e). This payment was made from the funds in the Trust Account upon the Closing.

g)	To reflect the derecognition of $0.1 million prepayments primarily related to the D&O insurance which was fully utilized at Closing.

h)	To reflect transaction costs of $1.8 million, not yet reflected in the historical financial statements of Willow Lane, which incurred by Willow Lane in connection with the Business Combination, such as advisory, legal, accounting, auditing, and other professional fees as a decrease in cash of $2.7 million upon settlement and decrease of $0.9 million to accrued expenses and a corresponding increase in accumulated deficit in the unaudited pro forma condensed combined balance sheet.

i)	To reflect the payment of $0.2 million for the D&O insurance tail policies that were purchased by Willow Lane before the completion of the Business Combination, pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination.

j)	To reflect reclassification of 12,650,000 Willow Lane Public Shares subject to possible redemption from temporary equity to equity upon the consummation of the Business Combination as no Public Shareholders of Willow Lane Public Shares subject to possible redemption exercised their redemption rights. Immediately prior to Closing, all outstanding 4,628,674 Willow Lane Class B Ordinary Shares were automatically converted into Willow Lane Class A Ordinary Shares. Upon closing of the SPAC Merger, all Willow Lane Class A Ordinary Shares were automatically converted into Pubco Class A Common Stock on a one-to-one basis, pursuant to the Business Combination Agreement.

k)	To reflect transaction costs of $3.2 million incurred by Boost Run in connection with the Business Combination, such as advisory, legal, accounting and auditing fees and other professional fees, as a $3.1 million reduction in cash and a $3.2 million reduction in additional paid-in capital, decrease of deferred transaction costs of $1.0 million, decrease of accounts payable of $0.2 million and decrease of accrued expenses and other current liabilities of $0.7 million in the unaudited pro forma condensed combined balance sheet. As the Business Combination was accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets of Pubco, these direct and incremental costs of the Business Combination were treated as a reduction of the net proceeds received within additional paid-in capital.

l)	To reflect the payment of $0.1 million for the D&O insurance tail policies that were purchased by Boost Run before the completion of the Business Combination, pursuant to the Business Combination Agreement. The policy does not cover any claims incurred after the consummation of the Business Combination.

m)	To reflect the recapitalization of Boost Run through the contribution of all outstanding Boost Run Class A units, Class B units and Class C units to Pubco, and the issuance of 14,616,982 shares of Pubco Class A Common Stock and the issuance of 29,533,018 shares of Pubco Class B Common Stock and the derecognition of the accumulated deficit of Willow Lane, the accounting acquiree. As a result of the recapitalization, Boost Run’s Members’ Interests of $11.2 million and Willow Lane’s accumulated deficit of $7.1 million, comprising the historical accumulated deficit of $4.9 million and the impact to accumulated deficit of pro forma adjustments related to the derecognition of $0.1 million of prepaid expenses which was fully utilized at Closing, the recognition of $1.8 million of Willow Lane transaction costs and the payment of $0.2 million of D&O insurance tail policies (see adjustments 3(g), 3(h), 3(i), respectively), have been derecognized. The shares of Pubco common stock issued and payment of Note of $8.5 million in exchange for Boost Run’s Member’s Interests were recorded as an increase to Pubco common stock of $4 thousand, a decrease to cash of $8.5 million and a decrease to additional paid-in capital in amount of $4.4 million.

n)	To reflect the payment of $0.4 million bonus by Boost Run in connection with the completion of Business Combination.

o)	To reflect the earnout shares issuable to Mr. Karos, the Sponsor and the SPV within equity in Additional paid-in capital as the earnout shares are classified as equity in accordance with ASC 815, Derivatives and Hedging because the arrangements are considered free-standing, indexed to Pubco’s own stock, and meet the remaining equity-classification criteria. As the earnout shares represent consideration transferred in a reverse recapitalization, the value of these earnout shares is recorded as a reduction to Additional paid-in capital, thus the net impact of these transactions to Additional paid-in capital is $0.

p)	To reflect additional transaction costs of $3.2 million incurred in connection with the Business Combination related to the deferred shares pursuant to the Weil Consulting Agreement. The Deferred Shares Arrangement under the Weil Consulting Agreement has been accounted for as equity in accordance with ASC 718, Compensation—Stock Compensation.

q)

To reflect share-based compensation expense of $0.2 million related to the accelerated vesting of 4,022 Class B units at Closing, immediately before Boost Run Class B Units are exchanged for Pubco Class A Common Stock.

r)	To reflect the payment of a $1.4 million premium for a prepaid directors’ and officers’ insurance policy for the combined company’s directors and officers upon the Closing.

s)	To reflect the payment of the February 2026 Bridge Loan, August 2025 Bridge Loan and related party loan in cash upon the Closing
t)	To eliminate related party receivable and related party payable between Boost Run and Pubco.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments:

a)

To reflect an adjustment to eliminate interest and dividend earned related to the cash and investments held in the Trust Account and interest earned on cash in the bank account, assuming the adjustment described in Note 3(b) was made on January 1, 2025.

b)	To reflect Willow Lane’s advisory, legal, accounting, auditing, and other professional fees incurred in connection with the Business Combination, as an increase to general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, assuming that the adjustment described in Note 3(h) was made on January 1, 2025.

c)	To reflect the derecognition of $0.1 million prepayment primarily related to the D&O insurance that was fully utilized at Closing, assuming that the adjustment described in Note 3(g) was made on January 1, 2025.

d)	To reflect an adjustment to recognize $0.2 million for the D&O insurance tail policies that were purchased by Willow Lane before the completion of the Business Combination, pursuant to the Business Combination Agreement, assuming the adjustment described in Note 3(i) was made on January 1, 2025. The policy does not cover any claims incurred after the consummation of the Business Combination.

e)	To reflect an adjustment to eliminate Willow Lane’s administrative support fees, incurred under an administrative services arrangement for general and administrative services, including office space, administrative and support services, as if the Business Combination had occurred on January 1, 2025.

f)	To reflect an adjustment to recognize $0.1 million for the D&O insurance tail policies that were purchased by Boost Run before the completion of the Business Combination, pursuant to the Business Combination Agreement, assuming the adjustment described in Note 3(l) was made on January 1, 2025. The policy does not cover any claims incurred after the consummation of the Business Combination.

g)	To reflect estimated bonus expenses of $0.4 million expected to be incurred by Boost Run in connection with the Business Combination, assuming the adjustment described in Note 3(n) was made on January 1, 2025.

h)	To reflect the one year of share-based compensation expense of $3.0 million related to the vesting of the Deferred Shares pursuant to the Weil Consulting Agreement described in Note 3(p).

i)	To reflect pro forma elimination of interest expense as all debt was fully paid in cash upon the Closing described in Notes 3(s).

j)

To reflect share-based compensation expense of $0.2 million related to the accelerated vesting of 4,022 Class B units at Closing, immediately before Boost Run Class B Units are exchanged for Pubco Class A Common Stock in Note 3(q).

k)	To reflect one year of amortization expense for the combined company’s directors’ and officers’ insurance policy recorded in Note 3(r) for the year ended December 31, 2025.

l)	Pubco did not recognize current or deferred tax expense upon consummation of the transaction. Pubco would be in a taxable loss for the period and the U.S. deferred tax balances would be offset by a full valuation allowance. Therefore, no income tax provision impact related to the transaction accounting adjustments is reflected.

m)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Pubco common stock outstanding at the Closing of the Business Combination, as if the Business Combination occurred on January 1, 2025. The calculation of weighted-average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the period presented

Pro forma basic and diluted net loss per share attributable to ordinary shareholders is calculated as follows for the year ended December 31, 2025:

	Year ended December 31, 2025
	Class A	Class B
	(in thousands, except share and per share amounts)
Numerator:
Net loss	$(13,118)	$(12,147)
Denominator:
Pubco Class A Common Stock issued to Sponsors and Insiders	4,628,674	-
Pubco Class A Common Stock issued to WLAC Public Shareholders	12,650,000	-
Pubco Class A Common Stock issued to Boost Run Unit Holders	14,616,982	-
Pubco Class B Common Stock issued to Boost Run Unit Holders	-	29,533,018
Weighted-average shares of common stock outstanding - basic	31,895,656	29,533,018

Pro forma net loss per share attributable to stockholders - basic & diluted	$(0.41)	$(0.41)

The computation of pro forma diluted net loss per share attributable to ordinary shareholders for the year ended December 31, 2025 and excludes the 6,325,000 outstanding Pubco Public Warrants and 5,145,722 Pubco Private Warrants, as their inclusion would have been antidilutive.